UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

October 11, 2007

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)

001-12697

(Commission File Number)	33-0502730 (I.R.S. Employer Identification No.)

580 Westlake Park Blvd., Suite 525 Houston, Texas 77079 (Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03   Material Modification to Rights of Security Holders.

                Effective October 11, 2007, BPZ Energy, Inc., a Colorado corporation, completed its reincorporation to the State of Texas pursuant to the Plan of Conversion as ratified by the shareholders at the 2007 annual meeting of shareholders held on August 17, 2007.  As part of the reincorporation, a new Certificate of Formation and new Bylaws were adopted, which will now govern the rights of holders of BPZ Energy, Inc.’s common stock.  There are no changes to the members of the Board of Directors, the management, or the operations of the company. The current stock certificates will continue to represent stock in the Texas company.  Additional information on the effect of the conversion is set forth in the Proxy Statement for the BPZ Energy, Inc. 2007 annual meeting of shareholders as filed with the Securities and Exchange Commission on July 16, 2007.

                The filings with the Secretary of State of Texas also include a change of the company’s name from BPZ Energy, Inc. to BPZ Resources, Inc.  The company will continue to use the name BPZ Energy, Inc. as a D/B/A (“doing business as”) in its regular business operations.

Description of Capital Stock

                The following is a description of the common stock, no par value, of BPZ Resources, Inc., a Texas corporation (the “Company”).  This description of common stock updates the description of common stock contained in the registration statement on Form 8-A of BPZ Energy, Inc. filed with the Securities and Exchange Commission on January 10, 2007. This summary is qualified by reference to the actual provisions of the Company’s new Certificate of Formation and Bylaws.

                The Company has two hundred seventy-five million (275,000,000) shares, of which two hundred fifty million (250,000,000) shares are designated as common stock, no par value and twenty-five million (25,000,000) shares are designated as preferred stock, no par value, authorized by its Certificate of Formation.  The holders of the common stock of the Company shall be entitled at all meetings of shareholders to one vote for each share of such stock held by them.  Cumulative voting is expressly prohibited by the Certificate of Formation.  The Company’s Bylaws provide that with respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

                Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

                The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the shareholders. Any future issuance of such shares would reduce the percentage ownership held by existing shareholders and might dilute the book value of their shares.

                The Company may issue preferred stock from time to time in one or more series, pursuant to certain authority held by the Board, including the authority to fix the rights, voting rights, designations, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, of such preferred stock.  The issuance of the preferred stock may, among other things, have the effect of diluting the holders of the Company’s common stock and delaying, deferring, or preventing a change in control of the Company.  The shares of preferred stock of the Company are not currently designated by any series, and there are currently no outstanding shares of preferred stock.

Anti-Takeover Provisions

Texas has a “business combination” statute, which restricts mergers and other business combinations with certain persons who have acquired significant blocks of a corporation’s stock. The Texas statute provides that, if a person acquires 20% or more of the stock of a Texas corporation without the approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years. The Texas statute includes an exception to this prohibition. If, for example, the board of directors approves the stock acquisition or the transaction prior to or after the time that the person becomes an “affiliated shareholder” (i.e. attaining 20% ownership), or if the transaction is approved by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the affiliated shareholder, then the prohibition on business combinations is not applicable.

Classified Board of Directors

                The Texas Certificate of Formation and the Texas Bylaws of the Company provide for a staggered board of directors to be divided into three classes. Presently the Board has six members, and each class will consist of two directors.  The terms of office of directors of the first class will expire at the first annual meeting of shareholders after their election, that of the second class will expire at the second annual meeting after their election, and that of the third class, will expire at the third annual meeting after their election.

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                (a) The information contained in Item 3.03 relating to the new Certificate of Formation and Bylaws of BPZ Resources, Inc. is incorporated by reference herein.

Item 7.01   Regulation FD Disclosure.

                On October 16, 2007, the company issued a press release announcing the completion of the reincorporation of the Company in the State of Texas, which is being furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events.

                This Form 8-K is being filed by BPZ Resources, Inc. as the initial report of BPZ Resources, Inc. to the Securities and Exchange Commission and as notice that BPZ Resources, Inc. is the successor issuer to BPZ Energy, Inc. under Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, the common stock of BPZ Resources, Inc. is deemed to be registered under Section 12(b) of the Exchange Act.  The common stock will continue to trade on the American Stock Exchange (“AMEX”) under the ticker symbol “BZP,” the same ticker symbol previously used by BPZ Energy, Inc.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
Exhibit 99.1	BPZ Resources, Inc., Press Release, dated October 16, 2007, and furnished with this report

 SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)
Dated: October 16, 2007	By:	/s/Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

INDEX TO EXHIBIT

Exhibit No.	Description
Exhibit 99.1	BPZ Resources, Inc., Press Release, dated October 16, 2007, and furnished with this report